AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of June 12, 2001 is made by Davis New York Venture Fund, Inc. a Maryland Corporation (the "Corporation") on behalf of its series, Davis Growth & Income Fund, and its series, Davis New York Venture Fund.

W I T N E S S E T H:

WHEREAS, the Corporation is an open-end investment company of the management type, and the two funds (the "Funds") are series of the Corporation; and

WHEREAS, the parties hereto desire to provide for the reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended
(the "Code"), of Davis Growth & Income Fund through the (1) acquisition by Davis New York Venture Fund of substantially all of the assets of Davis Growth & Income Fund in exchange for the voting shares of beneficial interest ("shares") of Davis New York Venture Fund, (2) the assumption by Davis New York Venture Fund of  certain  liabilities  of Davis Growth
& Income   Fund,  and (3) Class A, Class B, Class C and Class Y shares of
Davis New York Venture Fund are to be distributed by Davis Growth & Income Fund pro rata to its respective shareholders of Class A, Class B, Class C and Class Y shares, in complete liquidation of Davis Growth & Income Fund and complete cancellation of its shares;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1. Reorganization. The Corporation, on behalf of itself and the Funds, hereby adopts this Agreement and Plan of Reorganization (the "Agreement") pursuant to Section 368(a)(1) of the Code as follows: The reorganization will be comprised of the acquisition by Davis New York Venture Fund of substantially all of the assets of Davis Growth & Income Fund in exchange for shares of Davis New York Venture Fund and the assumption by Davis New York Venture Fund of certain liabilities of Davis Growth & Income Fund, followed by the distribution of such Class A, Class B, Class C and Class Y shares of Davis New York Venture Fund to the respective Class A, Class B, Class C and Class Y shareholders of Davis Growth & Income Fund in exchange for their Class A, Class B, Class C and Class Y shares of Davis Growth & Income Fund, all upon and subject to the terms of the Agreement hereinafter set forth.

The share transfer books of Davis Growth & Income Fund will be permanently closed at the close of business on the Valuation Date (which shall be the business day preceding the Closing Date, as later defined), and only redemption requests received in proper form on or prior to the close of business on the Valuation Date shall be honored by Davis Growth & Income Fund; redemption requests received by Davis Growth & Income Fund after that date shall be treated as requests for the redemption of the shares of Davis New York Venture Fund to be distributed to the shareholder in question as provided in Section 6 hereof.

2. Shareholder Meeting and Proxy Statement/Prospectus. A meeting of the shareholders of Davis Growth & Income Fund shall be called for the purpose of acting upon and authorizing the transactions contemplated in this Agreement. Davis New York Venture Fund agrees that it will prepare and file a Registration Statement on Form N-14 under the 1933 Act which shall contain a preliminary form of proxy statement and prospectus contemplated by Rule 145 under the 1933 Act (the "Proxy Statement and Prospectus"). Each Fund agrees that it will use its best efforts to have such Registration Statement declared effective and to supply such information concerning itself for inclusion in the Proxy Statement and Prospectus as may be necessary or desirable in this connection.

3. Transfer of Assets. On the Closing Date (as hereinafter defined), all of the assets of Davis Growth & Income Fund on that date, excluding a cash reserve (the "Cash Reserve") to be retained for the benefit of Davis Growth & Income Fund, sufficient in its discretion for the payment of the expenses of Davis Growth & Income Fund's dissolution and its liabilities, but not in excess of the amount contemplated by Section 11.E. hereof, shall be delivered as provided in Section 9 to Davis New York Venture Fund, in exchange for and against delivery to Davis Growth & Income Fund on the Closing Date of a number of Class A, Class B, Class C and Class Y shares of Davis New York Venture Fund, having an aggregate net asset value equal to the value of the assets of Davis Growth & Income Fund so transferred and delivered.

4. Calculation of Net Asset Value, Declaration of Dividends. (a) The net asset value of Class A, Class B, Class C and Class Y shares of Davis New York Venture Fund and the value of the assets of Davis Growth & Income Fund to be transferred shall in each case be determined as of the close of business of The New York Stock Exchange on the Valuation Date. The computation of the net asset value of the Class A, Class B, Class C and Class Y shares of Davis New York Venture Fund and the Class A, Class B, Class C and Class Y shares of Davis Growth & Income Fund and the valuation of the assets of Davis Growth & Income Fund to be transferred to Davis New York Venture Fund, shall be done in the manner used by the Corporation as of the Valuation Date, in accordance with established valuation procedures and current prospectuses.

(b) Davis Growth & Income Fund shall declare and pay, immediately prior to the Valuation Date, a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to Davis Growth & Income Fund's shareholders all of Davis Growth & Income Fund's investment company taxable income for taxable years ending on or prior to the Closing Date (computed without regard to any dividends paid) and all of its net capital gain, if any, realized in taxable years ending on or prior to the Closing Date (after reduction for any capital loss carry-forward).

5. Closing. The closing (the "Closing") shall be at the offices of Davis Selected Advisers, L.P. (the "Agent"), 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706 at 9:00 A.M. Mountain Standard Time on September 14, 2001 or at such other time or place as the Corporation may designate or as provided below (the "Closing Date"). In the event that on the Valuation Date either Fund or the Corporation has, pursuant to the Investment Company Act of 1940, as amended (the "Act"), or any rule, regulation or order thereunder, suspended the redemption of its shares or postponed payment therefore, the Closing Date shall be postponed until the first business day after the date when any such suspension or postponement has ceased; provided, however, that if such suspension shall continue for a period of 60 days beyond the Valuation Date, then the Corporation shall be permitted to terminate this Agreement.

6.  Distribution of Davis New York Venture Fund Shares, Shareholder List.
(a) In  conjunction  with  the  Closing,   Davis Growth & Income Fund  shall
distribute on a pro rata basis to the shareholders of Davis Growth & Income Fund as of the Valuation Date Class A, Class B, Class C and Class Y shares of Davis New York Venture Fund received by Davis Growth & Income Fund on the Closing Date in exchange for the assets of Davis Growth & Income Fund in complete liquidation of Davis Growth & Income Fund. For the purpose of the distribution by Davis Growth & Income Fund of Class A, Class B, Class C and Class Y shares of Davis New York Venture Fund to Davis Growth & Income Fund's shareholders, Davis New York Venture Fund will promptly cause its transfer agent to: (a) credit an appropriate number of Class A, Class B, Class C and Class Y shares of Davis New York Venture Fund on the books of Davis New York Venture Fund to each Class A, Class B, Class C and Class Y
shareholder  of  Davis Growth & Income Fund  in  accordance   with  a  list
(the "Shareholder List") of Davis Growth & Income Fund shareholders received from Davis Growth & Income Fund; and (b) confirm an appropriate number of Class A, Class B, Class C and Class Y shares of Davis New York Venture Fund to each Class A, Class B, Class C and Class Y shareholder of Davis Growth & Income Fund.

(b) The Shareholder List shall indicate, as of the close of business on the Valuation Date, the name and address of each shareholder of Davis Growth & Income Fund, indicating his or her share balance. Davis Growth & Income Fund agrees to supply the Shareholder List to Davis New York Venture Fund not later than the Closing Date.

7. Cash Reserve. Within one year after the Closing Date, the Corporation shall (a) either pay or make provision for payment of all of the liabilities and taxes of the Davis Growth & Income Fund from the Cash Reserve, and (b) either (i) transfer any remaining amount of the Cash
Reserve to Davis New York Venture Fund, if such remaining amount (as reduced by the estimated cost of distributing it to shareholders) is not material (as defined below) or (ii) distribute such remaining amount pro rata to the shareholders of Davis Growth & Income Fund on the Valuation Date. Such remaining amount shall be deemed to be material if the amount to be distributed, after deduction of the estimated expenses of the distribution, equals or exceeds one cent per share of Davis Growth & Income Fund outstanding on the Valuation Date.

8. Coordination of Investment Portfolios. Prior to the Closing Date, there shall be coordination between the respective Funds as to their respective portfolios so that, after the Closing, Davis New York Venture Fund will be in compliance with all of its investment policies and restrictions. At the Closing, Davis Growth & Income Fund shall deliver to Davis New York Venture Fund a list setting forth the securities then owned by Davis Growth & Income Fund, and setting forth the respective federal income tax basis thereof.

9. Ownership of Portfolio Securities. Portfolio securities or written evidence acceptable to Davis New York Venture Fund of record ownership thereof by The Depository Trust Company or through the Federal Reserve Book
Entry  System or any other  depository approved by  Davis Growth & Income
Fund shall be endorsed and delivered, or transferred by appropriate transfer or assignment documents, by Davis Growth & Income Fund on the Closing Date to Davis New York Venture Fund, or at its direction, to its custodian bank, in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers and shall be accompanied by all necessary state transfer stamps, if any. The cash delivered shall be in the form of certified or bank cashiers' checks or by bank wire or intra-bank transfer payable to the order of Davis New York Venture Fund for the account of Davis New York Venture Fund. Class A, Class B, Class C and Class Y shares of Davis New York Venture Fund representing the number of Class A, Class B, Class C and Class Y shares of Davis New York Venture Fund being delivered against the assets of Davis Growth & Income Fund, registered in the name of Davis Growth & Income Fund, shall be transferred to Davis
Growth & Income Fund on the Closing Date. Such shares shall thereupon be assigned by Davis Growth & Income Fund to its shareholders so that the shares of Davis New York Venture Fund may be distributed as provided in Section 6.

If, at the Closing Date, Davis Growth & Income Fund is unable to make delivery under this Section 9 to Davis New York Venture Fund of any of its portfolio securities or cash for the reason that any of such securities purchased by Davis Growth & Income Fund, or the cash proceeds of a sale of portfolio securities, prior to the Closing Date have not yet been delivered to it or Davis Growth & Income Fund's custodian, then the delivery requirements of this Section 9 with respect to said undelivered securities or cash will be waived and Davis Growth & Income Fund will deliver to Davis New York Venture Growth & Income Fund by or on the Closing Date with respect to said undelivered securities or cash executed copies of an agreement or agreements of assignment in a form reasonably satisfactory to Davis New York
Venture Fund, together with such other documents, including a due bill or due bills and brokers'confirmation slips as may reasonably be required by Davis New York Venture Fund.

10. Expenses. Davis New York Venture Fund shall not assume the liabilities of Davis Growth & Income Fund, except for portfolio securities purchased which have not settled and for shareholder redemption and dividend checks outstanding. Davis Growth & Income Fund will, nevertheless, use its best efforts to discharge all known liabilities, so far as may be possible, prior to the Closing Date. The cost of printing and mailing the proxies and proxy statements will be borne by Davis Growth & Income Fund. Any documents, such as existing prospectuses or annual reports, that are included in that mailing will be a cost of the Fund issuing the document. Any other out-of-pocket expenses of Davis New York Venture Fund and Davis Growth
& Income Fund associated with this reorganization, including legal, accounting and transfer agent expenses, will be borne by Davis Growth & Income Fund and Davis New York Venture Fund, respectively, in the amounts so incurred by each, or, if named collectively by both Funds, will be shared equally.

11. Conditions of Davis New York Venture Fund. The obligations of Davis New York Venture Fund hereunder shall be subject to the following conditions:

A. The Board of Directors of the Corporation shall have authorized the execution of the Agreement, and the shareholders of Davis Growth & Income Fund shall have approved the Agreement and the transactions contemplated hereby, and Davis Growth & Income Fund shall have furnished to Davis New York Venture Fund copies of resolutions to that effect certified by the Secretary or the Assistant Secretary of the Corporation; such shareholder approval shall have been by the affirmative vote required by the Maryland General Corporation Law and its charter documents at a meeting for which proxies have been solicited.

B. Davis Growth & Income Fund shall have received an opinion of counsel to the Corporation, dated the Closing Date, to the effect that (i) Davis Growth & Income Fund is an authorized series of Davis New York Venture Fund, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with full corporate powers to carry on its business as then being conducted and to enter into and perform the Agreement; and (ii) that all corporate action necessary to make the Agreement, according to its terms, valid, binding and enforceable on Davis Growth & Income Fund and to authorize effectively the transactions contemplated by the Agreement have been taken by Davis Growth & Income Fund.

C. The representations and warranties of Davis Growth & Income Fund contained herein shall be true and correct at and as of the Closing Date, and Davis New York Venture Fund shall have been furnished with a certificate of the President or a Vice President of the Corporation, dated the Closing Date, to that effect.

D. On the Closing Date, Davis Growth & Income Fund shall have furnished to Davis New York Venture Fund a certificate of the Treasurer or Assistant Treasurer of Davis Growth & Income Fund as to the amount of the capital loss carry-over and net unrealized appreciation or depreciation, if any, with respect to Davis Growth & Income Fund as of the Closing Date, and as to other financial matters which may be reasonably requested on behalf of Davis New York Venture Fund.

E. The Cash Reserve shall not exceed 10% of the value of the net assets, nor 30% in value of the gross assets, of Davis Growth & Income Fund at the close of business on the Valuation Date.

F. A Registration Statement on Form N-14 filed by the Corporation, on behalf of Davis New York Venture Fund, under the Securities Act of 1933, as amended (the "1933 Act"), shall have become effective under the 1933 Act.

G. On the Closing Date,  Davis New York Venture Fund shall have received a
letter of  an   executive  officer of  Davis Selected Advisers, L.P. acceptable to Davis New York Venture Fund, stating that nothing has come to his or her attention which in his or her judgment would indicate that as of the Closing Date there were any material, actual or contingent liabilities of Davis Growth & Income Fund arising out of litigation brought against Davis Growth & Income Fund or claims asserted against it, or pending or to the best of his or her knowledge threatened claims or litigation not reflected in or apparent from the most recent audited financial statements and footnotes thereto of Davis Growth & Income Fund delivered to Davis New York Venture Fund. Such letter may also include such additional statements relating to the scope of the review conducted by such person and his or her responsibilitiesand liabilities as are not unreasonable under the circumstances.

H. Davis New York Venture Fund shall have received an opinion, dated the Closing Date, to the same effect as contemplated by Section 12.E. of this Agreement.

I. Davis New York Venture Fund shall have received at the Closing all of the assets of Davis Growth & Income Fund to be conveyed hereunder, which assets shall be free and clear of all liens, encumbrances, security interests, restrictions and limitations whatsoever.

12. Conditions of Davis Growth & Income Fund. The obligations of Davis Growth & Income Fund hereunder shall be subject to the following conditions:

A. The Board of Directors of the Corporation shall have authorized  the
execution  of  the  Agreement, and  the   transactions contemplated  thereby,
and Davis New York Venture Fund shall have furnished to Davis Growth & Income Fund copies of resolutions to that effect certified by the Secretary or the Assistant Secretary of the Corporation.

B. Davis Growth & Income Fund's shareholders shall have approved the Agreement and the transactions contemplated hereby, by an affirmative vote required by the Maryland General Corporation Law and its charter documents, and Davis Growth & Income Fund shall have furnished Davis New York Venture Fund copies of resolutions to that effect certified by the Secretary or an Assistant Secretary of the Corporation.

C. Davis Growth & Income Fund shall have received an opinion of counsel to the Corporation, dated the Closing Date, to the effect that (i) Davis New York Venture Fund is an authorized series of Davis New York Venture Fund, Inc., a corporation organized, validly existing and in good standing under the laws of the State of Maryland with full powers to carry on its business as then being conducted and to enter into and perform the Agreement; (ii) all corporate action necessary to make the Agreement, according to its terms, valid, binding and enforceable upon Davis New York Venture Fund and to authorize effectively the transactions contemplated by the Agreement have been taken by Davis New York Venture Fund, and (iii) the shares of Davis New York Venture Fund to be issued hereunder are duly authorized and when issued will be validly issued, fully-paid and non-assessable.

D. The representations and warranties of Davis New York Venture Fund contained herein shall be true and correct at and as of the Closing Date, and Davis Growth & Income Fund shall have been furnished with a certificate of the President or a Vice President of the Corporation to that effect dated the Closing Date.

E. Davis Growth & Income Fund shall have received an opinion of a nationally recognized accounting firm, the Corporation's legal counsel, or other legal counsel reasonably acceptable to the Corporation's officers, to the effect that the federal tax consequences of the transaction, if carried out in the manner outlined in the Agreement and in accordance with (i) Davis Growth
& Income Fund's representation that to Davis Growth & Income Fund's best knowledge, there is no plan or intention by any Davis Growth & Income Fund shareholder to redeem, sell, exchange or otherwise dispose of a number of Davis New York Venture Fund shares received in the transaction that would reduce Davis Growth & Income Fund shareholders' ownership of Davis New York Venture Fund shares to a number of shares having a value, as of the Closing Date, of less than 50% of the value of all of the formerly outstanding Davis Growth & Income Fund shares as of the same date, and (ii) the representation by each of Davis Growth & Income Fund and Davis New York Venture Fund that, as of the Closing Date, Davis Growth & Income Fund and Davis New York Venture Fund will qualify as regulated investment companies or will meet the diversification test of Section 368(a)(2)(F)(ii) of the Code, will be substantially as follows:

i. The transactions contemplated by the Agreement will qualify as a tax-free "reorganization" within the meaning of Section 368(a)(1) of the Code, and under the regulations promulgated thereunder.

ii. Davis Growth & Income Fund and Davis New York Venture Fund will each qualify as a "party to a reorganization" within the meaning of Section 368(b)(2) of the Code.

iii. No gain or loss will be recognized by the shareholders of Davis Growth & Income Fund upon the distribution of Class A, Class B, Class C and Class Y shares of beneficial interest in Davis New York Venture Fund to the shareholders of Davis Growth & Income Fund pursuant to Section 354 of the Code.

iv. Under Section 361(a) of the Code, no gain or loss will be recognized by Davis Growth & Income Fund by reason of the transfer of substantially all its assets in exchange for Class A, Class B, Class C and Class Y shares of Davis New York Venture Fund.

v. Under Section 1032 of the Code, no gain or loss will be recognized by Davis New York Venture Fund by reason of the transfer of substantially all of  Davis Growth & Income Fund's assets in exchange for Class A, Class B, Class
C and Class Y shares of Davis New York Venture Fund   and Davis New York
Venture  Fund's  assumption  of certain  liabilities  of Davis Growth &
Income Fund.

vi. The shareholders of Davis Growth & Income Fund will have the same tax basis and holding period for the Class A, Class B, Class C and Class Y shares of beneficial interest in Davis New York Venture Fund that they receive as they had for Davis Growth & Income Fund shares that they previously held, pursuant to Section 358(a) and 1223(1), respectively, of the Code.

vii. The securities transferred by Davis Growth & Income Fund to Davis New York Venture Fund will have the same tax basis and holding period in the hands of Davis New York Venture Fund as they had for Davis Growth & Income Fund, pursuant to Section 362(b) and 1223(1), respectively, of the Code.

F. The Cash Reserve shall not exceed 10% of the value of the net assets, nor 30% in value of the gross assets, of Davis Growth & Income Fund at the close of business on the Valuation Date.

G. A Registration Statement on Form N-14 filed by the Corporation, on behalf of Davis New York Venture Fund, under the 1933 Act, containing a preliminary form of the Proxy Statement and Prospectus, shall have become effective under the 1933 Act.

H. On the Closing Date, Davis Growth & Income Fund shall have received a letter
of  an  executive   officer   of Davis Selected Advisers, L.P. acceptable  to
Davis Growth & Income Fund, stating that nothing has come to his or her attention which in his or her judgment would indicate that as of the Closing Date there were any material, actual or contingent liabilities of Davis New York Venture Fund arising out of litigation brought against Davis New York Venture Fund or claims asserted against it, or pending or, to the best of his or her knowledge, threatened claims or litigation not reflected in or apparent by the most recent audited financial statements and footnotes thereto of Davis New York Venture Fund delivered to Davis Growth & Income Fund. Such letter may also include such additional statements relating to the scope of the review conducted by such person and his or her responsibilities and liabilities as are not unreasonable under the circumstances.

I. Davis Growth & Income Fund shall acknowledge receipt of the Class A, Class B, Class C and Class Y shares of Davis New York Venture Fund.

13. Representations of Davis Growth & Income Fund. Davis Growth & Income Fund hereby represents and warrants that:

A. The financial statements of Davis Growth & Income Fund as of July 31, 2001 (audited), will present fairly the financial position, results of operations, and changes in net assets of Davis Growth & Income Fund as of that date, in conformity with generally accepted accounting principles applied on a basis consistent with the preceding year; and that from July 31, 2001, through the Closing Date there will not be any material adverse change in the business or financial condition of Davis Growth & Income Fund, it being agreed that a decrease in the size of Davis Growth & Income Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material adverse change;

B. Contingent upon approval of the Agreement and the transactions contemplated thereby by Davis Growth & Income Fund's shareholders, Davis Growth & Income Fund has authority to transfer all of the assets of Davis Growth & Income Fund to be conveyed hereunder free and clear of all
liens,  encumbrances,   security interests, restrictions and limitations
whatsoever;

C. The Davis Growth & Income Fund Prospectus, as amended and supplemented, contained in the Corporation's Registration Statement under the 1933 Act, as amended, is true, correct and complete, conforms to the requirements of the 1933 Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

D. There is no material contingent liability of Davis Growth & Income Fund and no material claim and no material legal, administrative or other proceedings pending or, to the knowledge of Davis Growth & Income Fund, threatened against Davis Growth & Income Fund, not reflected in such Prospectus;

E.  Except  for  the  Agreement,   there  are  no  material  contracts
outstanding to which the Corporation, on behalf of Davis Growth & Income Fund, is a party other than those ordinary in the conduct of its business;

F. Davis Growth & Income Fund is an authorized series of the Corporation, a Maryland corporation duly organized, validly existing and in good standing under the laws of the State of Maryland; and has all necessary and material federal and state authorizations to own all of its assets and to carry on its business as now being conducted;

G. All federal and other tax returns and reports required by law to be filed on behalf of Davis Growth & Income Fund have been filed, and all federal and other taxes shown due on said returns and reports have been paid or provision shall have been made for the payment thereof, and to the best of the knowledge of Davis Growth & Income Fund no such return is currently under audit and no assessment has been asserted with respect to such returns and to the extent such tax returns with respect to the taxable year of Davis Growth & Income Fund ended July 31, 2001, have not been filed, such returns will be filed when required and the amount of tax shown as due thereon shall be paid when due; and

H. The Corporation has elected to be treated as a regulated investment company and, for each fiscal year of its operations, Davis Growth & Income Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a series of a regulated investment company and Davis Growth & Income Fund intends to meet such requirements with respect to its current taxable year.

14. Representations of Davis New York Venture Fund. Davis New York Venture Fund hereby represents and warrants that:

A. The financial statements of Davis New York Venture Fund as of July 31, 2001 (audited), will present fairly the financial position, results of operations, and changes in net assets of Davis New York Venture Fund, as of that date, in conformity with generally accepted accounting principles applied on a basis consistent with the preceding year; and that from July 31, 2001, through the Closing Date there will not be, any material adverse changes in the business or financial condition of Davis New York Venture Fund, it being understood that a decrease in the size of Davis New York Venture Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material or adverse change;

B. The Davis New York Venture Prospectuses, as amended and supplemented, contained the Corporation's Registration Statement under the 1933 Act, is true, correct and complete, conforms to the requirements of the 1933 Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

C. There is no material contingent liability of Davis New York Venture Fund and no material claim and no material legal, administrative or other proceedings pending or, to the knowledge of Davis New York Venture Fund, threatened against Davis New York Venture Fund, not reflected in such Prospectus;

D. Except for this Agreement, there are no material contracts outstanding to which the Corporation, on behalf of Davis New York Venture Fund, is a party other than those ordinary in the conduct of its business;

E. Davis New York Venture Fund is an authorized series of the Corporation, a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland; Davis New York Venture Fund has all necessary and material federal and state authorizations to own all its properties and assets and to carry on its business as now being conducted;
and the Class A, Class B, Class C and Class Y shares of Davis New York Venture Fund which it issues to Davis Growth & Income Fund pursuant to the Agreement will be duly authorized, validly issued, fully-paid and non-assessable, will conform to the description thereof contained in the Corporation's Registration Statement and will be duly registered under the 1933 Act and in the states where registration is required;

F. All federal and other tax returns and reports required by law to be filed on behalf of Davis New York Venture Fund have been filed, and all federal and other taxes shown due on said returns and reports have been paid or provision shall have been made for the payment thereof and to the best of the knowledge of Davis New York Venture Fund no such return is currently under audit and no assessment has been asserted with respect to such returns and to the extent such tax returns with respect to the taxable year of Davis New York Venture Fund ended July 31, 2001, have not been filed, such returns will be filed when required and the amount of tax shown as due thereon shall be paid when due;

G. The Corporation has elected to be treated as a regulated investment company and, for each fiscal year of its operations, Davis New York Venture Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a series of a regulated investment company and Davis New York Venture Fund intends to meet such requirements with respect to its current taxable year;

H. Davis New York Venture Fund has no plan or intention (i) to dispose of any of the assets transferred by Davis Growth & Income Fund, other than in the ordinary course of business, or (ii) to redeem or reacquire any of the Class A, Class B, Class C and Class Y shares issued by it in the reorganization other than pursuant to valid requests of shareholders;
and

I.  After  consummation  of  the  transactions   contemplated  by  the
Agreement, Davis New York Venture Fund intends to operate its business in a substantially unchanged manner.


15. Mutual Representations. Each Fund hereby represents to the other that no broker or finder has been employed by it with respect to the Agreement or the transactions contemplated hereby. Each Fund also represents and warrants to the other that the information concerning it in the Proxy Statement and Prospectus will not as of its date contain any untrue statement of a material fact or omit to state a fact necessary to make the statements concerning it therein not misleading and that the financial statements concerning it will present the information shown fairly in accordance with generally accepted accounting principles applied on a basis consistent with the preceding year. Each Fund also represents and warrants to the other that the Agreement is valid, binding and enforceable in accordance with its terms and that the execution, delivery and performance of the Agreement will not result in any violation of, or be in conflict with, any provision of any charter, by-laws, contract, agreement, judgment, decree or order to which it is subject or to which it is a party.

16. Nonsurvival of Warranties; Termination of Series. The representations and warranties in or pursuant to this Agreement shall not survive the Reorganization. As promptly as is reasonably practicable after the liquidation of Davis Growth & Income Fund, the authority to issue shares of Davis Growth
& Income Fund, and its classes, shall be terminated by an amendment to the Corporation's Articles of Incorporation.

17. Termination. The Corporation, on its behalf or on behalf of either Fund, may abandon and terminate the Agreement for any reason and there shall be no liability for damages or other recourse available to a Fund not so terminating this Agreement, provided, however, that in the event that a Fund shall cause this Agreement to be terminated without reasonable cause, the Fund so terminating shall, upon demand, reimburse the other Fund for all expenses, including reasonable out-of-pocket expenses and fees incurred in connection with this Agreement.

18. Counterparts. The Agreement may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one Agreement. The rights and obligations of each party pursuant to the Agreement shall not be assignable.

19. Entire Agreement, Amendments. All prior or contemporaneous agreements and representations are merged into the Agreement, which constitutes the entire contract. No amendment or modification hereof shall be of any force and effect unless in writing and signed by the Corporation on behalf of both Funds.

20. Directors, Officers and Shareholders Not Liable. (a) Davis New York Venture Fund agrees that the obligations of Davis Growth & Income Fund under the Agreement are not binding upon any director, officer or shareholder of the Corporation personally, but bind only Davis Growth & Income Fund's property.

(b) Davis Growth & Income Fund agrees that the obligations of Davis New York Venture Fund under the Agreement are not binding upon any director, officer or shareholder of the Corporation personally, but bind only Davis New York Venture Fund's property.

(c) Nothing in this Agreement, expressed or implied, is intended to confer upon any other person or entity any rights or remedies by reason of this Agreement.


IN WITNESS WHEREOF, each of the parties has caused the Agreement to be executed and attested by its officers thereunto duly authorized on the date first set forth above.

DAVIS NEW YORK VENTURE FUND, INC.
on behalf of its series
DAVIS GROWTH & INCOME FUND


	____________________________
By: Sharra Reed
								Vice President and  Treasurer


DAVIS NEW YORK VENTURE FUNDS, INC.
on behalf of its series
DAVIS NEW YORK VENTURE FUND


	__________________________
By:  Thomas Tays
									Vice President and Secretary